Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Washington Banking Company (the “Company”) on Form 10-K for the period ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Shields, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of, and for, the periods presented in the Report.

This certification is being furnished solely to comply with the requirements of 18 U.S.C. Section 1350, and shall not be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, or otherwise be deemed to be filed as part of the Report or under such Acts.

/s/ Richard A. Shields
Chief Financial Officer
(Principal Financial and Accounting Officer)
March 14, 2014